UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2013

HIGHWATER ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	333-137482	20-4798531
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

205 S. Main Street, PO Box 96, Lamberton, MN	56152
(Address of principal executive offices)	(Zip Code)

(507) 752-6160
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Results of 2013 Annual Members' Meeting

On March 1, 2013, Highwater Ethanol, LLC ("Highwater") held its 2013 annual members' meeting ("2013 Annual Meeting") to vote on election of three governors whose terms were scheduled to expire in 2013.

Proposal One: Election of Governors

Scott Brittenham, Russell Derickson, and Ronald Jorgenson were elected by a plurality vote of the members to serve terms which will expire in 2016. The votes for the nominee governors were as follows:

Nominee Governors	For	Abstentions
Scott Brittenham	2,272.5	69
Russell Derickson	2,284.5	57
Ronald Jorgenson	2,289.5	52

Proposal Two: Advisory Vote on Say-On-Pay

The compensation of our executives was approved by the members. The votes for Say-On-Pay were as follows:

For	Against	Abstentions
2,117.5	101	123

Proposal Three: Advisory Vote on the Frequency of Say-On-Pay Vote

The members voted by a plurality vote to hold the Say-on-Pay vote every three years. The votes were as follows:

Every Year	Every 2 Years	Every 3 Years	Abstentions
734	170	1,289.5	148

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHWATER ETHANOL, LLC

Date: March 4, 2013	/s/ Brian Kletscher
Brian Kletscher, Chief Executive Officer